EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Quanta Capital Holdings Ltd. (the ‘‘Company’’) on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission (the ‘‘Report’’) and pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, I, Peter D. Johnson, Chief Executive Officer, certify that to the best of my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2007

/s/ Peter D. Johnson
Peter D. Johnson
(Principal Executive Officer)

This certification is not deemed to be ‘‘filed’’ for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.